SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 1, 1995


                               SILGAN CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Delaware                    1-11200                   06-1207662
------------------------   -------------------------   ------------------------
     (State or other       (Commission File Number)          (IRS Employer
     jurisdiction of                                      Identification No.)
      incorporation)



    4 Landmark Square, Stamford, Connecticut                       06901
    -----------------------------------------------------------------------
    (Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code:  (203) 975-7110

Item 2:  Acquisition or Disposition of Assets.

                  On August 1, 1995 (the "Closing Date"), pursuant to the Asset Purchase Agreement (the "Purchase Agreement"), dated as of June 2, 1995, between American National Can Company, a Delaware corporation ("ANC"), and Silgan Containers Corporation ("Containers"), a Delaware corporation and a wholly owned subsidiary of Silgan Corporation ("Silgan"), a Delaware corporation, Containers acquired from ANC substantially all of the assets of ANC's Food Metal and Specialty business (the "Business"). Pursuant to the Purchase Agreement, Containers acquired (i) substantially all of the assets of the Business (other than the fixed assets of the Business located in California and Washington and other than certain fixed assets of the Business located at ANC's St. Louis, Missouri facility (the "St. Louis Assets")) (such assets so acquired being herein called the "ANC Assets") and (ii) all of the issued and outstanding capital stock (the "Shares") of SCCW Can Corporation ("SCCW Can"), a California corporation and the owner of substantially all of the fixed assets of the Business located in California and Washington (the "SCCW Assets," together with the ANC Assets, the "Acquired Assets"). The Acquired Assets included (i) real property located in Hoopeston, Illinois, Evansville, Indiana, Coloma, Michigan, Savage, Minnesota, St. Paul, Minnesota and Edison, New Jersey, (ii) substantially all of the machinery and equipment used by the Business, and (iii) substantially all of the inventories and receivables of the Business. Additionally, pursuant to the Purchase Agreement, Containers assumed specified limited liabilities of ANC relating to the Business. Under the Purchase Agreement, Containers may acquire the St. Louis Assets at a later date, all as provided in the Purchase Agreement.

                  On the Closing Date, pursuant to the Purchase Agreement, in consideration for the ANC Assets and the Shares and the assumption by Containers of certain specified limited liabilities of the Business, Containers paid to ANC an aggregate purchase price (the "Purchase Price") of $336,298,000, which amount included $157,698,000 for the net working capital of the Business. The Purchase Price is subject to adjustment as provided in the Purchase Agreement. The Purchase Price was paid in cash and was determined as a result of an arm's length negotiation between unrelated parties.

                  The Acquired Assets were used by ANC to design, develop, manufacture, market and sell metal and rigid plastic food containers and metal caps and closures. Containers intends to continue such use of the Acquired Assets.

                  On the Closing Date, to finance the acquisition of the ANC Assets and the Shares, Silgan, Containers and Silgan Plastics Corporation ("Plastics," and, together with Silgan and Containers, the "Borrowers"), a Delaware corporation and wholly owned subsidiary of Silgan, entered into a $675 million credit facility pursuant to a Credit Agreement, dated as of August 1,

1995 (the "Credit Agreement") with the lenders from time to time party thereto (the "Banks"), Bankers Trust Company ("Bankers Trust"), as Administrative Agent and as a Co-Arranger, and Bank of America Illinois ("Bank of America"), as Documentation Agent and as a Co-Arranger. Containers used funds borrowed under the Credit Agreement to finance in full the Purchase Price for its acquisition from ANC of the Acquired Assets.


Item 5: Other Events.

Description of the Credit Agreement

                  On August 1, 1995, Silgan, Containers and Plastics entered into the Credit Agreement with the Banks, Bankers Trust, as Administrative Agent and as a Co-Arranger, and Bank of America, as Documentation Agent and as a Co-Arranger, to (i) refinance and repay in full all amounts owing under their previous Credit Agreement, dated as of December 21, 1993 (the "Previous Credit Agreement"), among the Borrowers, various lenders party thereto, Bank of America National Trust and Savings Association, as Co-Agent, and Bankers Trust, as Agent, and (ii) finance the acquisition by Containers from ANC of the Acquired Assets. Additionally, Silgan will use funds borrowed under the Credit Agreement to (i) prepay in full its $50,000,000 Senior Secured Floating Rate Notes due 1997 (the "Secured Notes") by August 31, 1995, all as provided in the Credit Agreement, and (ii) pay dividends to Silgan Holdings Inc. ("Holdings"), the parent company of Silgan, in an amount not to exceed $75,000,000, which dividends may be paid by Silgan to Holdings at any time through June 30, 1996 and are to be used by Holdings to repurchase its 13-1/4% Senior Discount Debentures due 2002 (the "Debentures"). The following is a summary of the terms of the Credit Agreement and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed herewith.

                  The Available Credit Facility. Pursuant to the Credit Agreement, the Banks loaned to Silgan (i) $175,000,000 of term loans designated as "A Term Loans" and (ii) $225,000,000 of term loans designated as "B Term Loans", (the A Term Loans and the B Term Loans being herein collectively referred to as the "Term Loans"), and agreed to lend (i) to Silgan $50,000,000 of additional A Term Loans to be used by Silgan to prepay in full its Secured Notes and (ii) to Containers or Plastics up to an aggregate of $225,000,000 of revolving loans (the "Revolving Loans"). As part of the Revolving Loans, Bankers Trust agreed to lend to Containers or Plastics up to an aggregate of $10,000,000 of revolving loans (the "Swingline Loans") and to issue to Containers or Plastics for the account of Containers or Plastics up to an aggregate of $20,000,000 of letters of credit, such Swingline Loans and letters of credit outstanding being deducted from the amount of Revolving Loans available to be borrowed by Containers or Plastics.

                  The aggregate amount of Revolving Loans which may be outstanding at any time is subject to a borrowing base limitation of the sum of
(i) 85% of eligible accounts receivable of Containers and its subsidiaries and Plastics and (ii) 50% of eligible inventory of Containers and its subsidiaries and Plastics.

                  Each of the Term Loans and each of the Revolving Loans, at the respective Borrower's election, consists of loans designated as Eurodollar rate loans or as Base Rate (as defined in the Credit Agreement) loans. Subject to certain conditions, each of the Term Loans and each of the Revolving Loans can be converted from a Base Rate loan into a Eurodollar rate loan and vice versa.

                  As of the Closing Date, the outstanding principal amounts of A Term Loans, B Term Loans and the Revolving Loans under the Credit Agreement were $175 million, $225 million and $112.8 million, respectively.

                  Security and Guarantees. To secure the obligations of the Borrowers under the Credit Agreement: (i) Silgan pledged to the Banks all of the capital stock of Containers and Plastics held by Silgan; (ii) Plastics pledged to the Banks 65% of the capital stock of 827599 Ontario Inc. ("Canadian Holdco") held by Plastics; (iii) Containers pledged to the Banks all of the capital stock of SCCW Can held by Containers; (iv) Containers pledged to the Banks all of the capital stock of California-Washington Can Corporation ("C-W Can"), a California corporation and a wholly-owned subsidiary of Containers, held by Containers;
(iv) Silgan, Containers, Plastics, C-W Can and SCCW Can each granted to the Banks security interests in substantially all of their respective real and personal property; and (v) Holdings pledged to the Banks all of the capital stock of Silgan held by Holdings. Such collateral (other than the collateral described in (v)) also secures on an equal and ratable basis the Secured Notes, subject to intercreditor arrangements, until the Secured Notes are repaid in full.

                  Holdings, each of the Borrowers, C-W Can and SCCW Can have guaranteed on a secured basis all of the obligations of the Borrowers under the Credit Agreement.

                  Payment of Loans. Generally, the Revolving Loans can be borrowed, repaid and reborrowed from time to time until December 31, 2000, on which date all Revolving Loans mature and are payable in full. Amounts repaid under the Term Loans cannot be reborrowed.

                  The A Term Loans mature on December 31, 2000 and are payable in installments as follows:

                                                              A Term Loan
     Installment Repayment Date                            Principal Amount
     --------------------------                            ----------------

       December 31, 1995.................................... $ 5,000,000
       December 31, 1996....................................  25,000,000
       December 31, 1997....................................  35,000,000
       December 31, 1998....................................  50,000,000
       December 31, 1999....................................  50,000,000
       December 31, 2000....................................  60,000,000

             The B Term Loans mature on March 15, 2002 and are payable in installments as follows:

                                                              B Term Loan
     Installment Repayment Date                            Principal Amount
     --------------------------                            ----------------

       December 31, 1995.................................... $ 2,250,000
       December 31, 1996....................................   2,250,000
       December 31, 1997....................................   2,250,000
       December 31, 1998....................................   2,250,000
       December 31, 1999....................................   2,250,000
       December 31, 2000....................................  42,500,000
       December 31, 2001.................................... 100,000,000
       March 15, 2002.......................................  71,250,000


             Under the Credit Agreement, Silgan is required to repay the Terms Loans (pro rata for each tranche of Term Loans) in an amount equal to 50% of Silgan's Excess Cash Flow (as defined in the Credit Agreement) in any fiscal year during the Credit Agreement (beginning with the 1996 fiscal year). Additionally, Silgan is required to repay the Term Loans (pro rata for each tranche of Term Loans) in an amount equal to 80% of the net sale proceeds received from certain asset sales (increasing to 100% of such net sale proceeds under certain circumstances as described in the Credit Agreement) and 100% of the net equity proceeds received from certain sales of equity (subject to certain exceptions permitting Silgan and/or Holdings to use net equity proceeds to repay certain of their other indebtedness or to repurchase certain outstanding capital stock of Holdings, and decreasing to 50% of net equity proceeds received after the occurrence of certain events as described in the Credit Agreement, all as provided in the Credit Agreement.

             Interest and Fees. Interest on the Term Loans and the Revolving Loans is payable at certain margins over certain rates as summarized below.

             Interest on Term Loans maintained as Base Rate loans accrues at floating rates of 1.5% less the then applicable Interest Reduction Discount (as defined below) (in the case of A

Term Loans) and 2% (in the case of B Term Loans) over the Base Rate. Interest on Term Loans maintained as Eurodollar rate loans accrues at floating rates of 2.5% less the then applicable Interest Reduction Discount (in the case of A Term Loans) and 3% (in the case of B Term Loans) over a formula rate (the "Eurodollar Rate") determined with reference to the rate offered by Bankers Trust for dollar deposits in the New York interbank Eurodollar market. Interest on Revolving Loans maintained as (i) Base Rate loans accrues at floating rates of 1.5%, less the then applicable Interest Reduction Discount, plus the Base Rate or (ii) Eurodollar Rate loans accrues at floating rates of 2.5%, less the then applicable Interest Reduction Discount, plus the Eurodollar Rate.

             Under the Credit Agreement, Silgan agreed to pay to the Banks, on a quarterly basis, a commitment commission calculated as 1/2 of 1% per annum on the daily average term loan commitment of the Banks until such commitment is terminated. Each of Containers and Plastics has agreed to jointly and severally pay to the Banks, on a quarterly basis, a commitment commission calculated as 1/2 of 1% (decreasing to 3/8 of 1% under certain circumstances, as set forth in the Credit Agreement) per annum on the daily average unused portion of the Banks' revolving commitment in respect of the Revolving Loans until such revolving commitment is terminated. Additionally, Containers and Plastics are required to pay to the Banks, on a quarterly basis in arrears, a letter of credit fee at a rate per annum of 2.5% less the then applicable Interest Reduction Amount, and to pay to Bankers Trust a facing fee of 1/4 of 1% per annum, each on the average daily stated amount of each letter of credit issued for the account of Containers or Plastics, respectively.

             Certain Covenants. The Credit Agreement contains numerous financial and operating covenants, under which Silgan and its subsidiaries must operate. Failure to comply with any of such covenants permits the Banks to accelerate, subject to the terms of the Credit Agreement, the maturity of all amounts outstanding under the Credit Agreement.

             The Credit Agreement restricts or limits each of the Borrowers' and their respective subsidiaries' abilities: (i) to create certain liens; (ii) to consolidate, merge or sell its assets and to purchase assets, except that Holdings and Silgan may merge under certain limited circumstances and Silgan and its subsidiaries may make certain purchases of assets and/or stock, all as provided in the Credit Agreement; (iii) to pay dividends on, or repurchase shares of, its capital stock, except that, among other things: (a) Silgan may pay dividends to Holdings under certain circumstances, including (1) dividends in amounts to allow Holdings to pay interest due on its Debentures, (2) dividends of up to $75,000,000, provided that such dividends are paid to Holdings on or prior to June 30, 1996 and are used by Holdings to repurchase its Debentures, (3) dividends with the proceeds from Retained Excess Cash Flow (as defined in the Credit

Agreement), Refinancing Indebtedness (as defined below) issued by Silgan, or any registered public equity offering by Silgan, provided that such dividends are used by Holdings to repurchase, redeem or repay its Debentures or any Refinancing Indebtedness issued by Holdings, (4) dividends under certain circumstances as provided in the Credit Agreement to enable Holdings to repurchase certain of its outstanding capital stock, and (5) dividends in amounts and at the times as provided in the Credit Agreement after the consummation of a registered public equity offering by Holdings; (b) Containers and Plastics may pay dividends to Silgan as long as they remain wholly owned subsidiaries of Silgan, Canadian Holdco may pay dividends to Plastics, and Express Plastic Containers Limited ("Express") may pay dividends to Canadian Holdco; (c) Containers and Plastics may repurchase or redeem its respective stock options (or common stock issuable upon exercise thereof) or SARs issued to its management under certain circumstances; and (d) Silgan may pay dividends to the holders of its common stock in amounts and at the times as provided in the Credit Agreement after the consummation of a registered public equity offering by Silgan; (iv) to lease real and personal property; (v) to create additional indebtedness, except for, among other things: (a) certain indebtedness existing on the date of the Credit Agreement (including Silgan's indebtedness represented by the Secured Notes, the 11-3/4% Senior Subordinated Notes due 2002 (the "11-3/4% Notes") and by intercompany notes); (b) indebtedness of Containers to Plastics or Plastics to Containers; (c) unsecured subordinated indebtedness of Silgan, the proceeds of which are used to refinance, repay or redeem Silgan's 11-3/4% Notes; and (d) under certain limited circumstances, unsecured subordinated indebtedness of Silgan, the proceeds of which are used by Silgan to pay a dividend to Holdings, which dividend is then used by Holdings to refinance, redeem or repay its Debentures or any Refinancing Indebtedness of Holdings; (vi) to make certain advances, investments and loans, except for, among other things: (a) loans from Silgan to each of Containers and Plastics represented by intercompany notes; (b) loans from Containers to Plastics or from Plastics to Containers; (c) loans from Containers and/or Plastics to Silgan not exceeding $25 million in aggregate principal amount outstanding at any time; and
(d) certain limited acquisitions and investments as provided in the Credit Agreement; (vii) to enter into transactions with affiliates; (viii) to make certain capital expenditures, except for, among other things, capital expenditures which do not exceed in the aggregate for the Borrowers $50 million for the calendar year ended December 31, 1995 and $65 million for each calendar year thereafter during the term of the Credit Agreement; provided, however, that to the extent capital expenditures made during any period are less than the amounts that are permitted to be made during such period, such amount may be carried forward and utilized to make capital expenditures in the immediately succeeding calendar year (except that no more than $10,000,000 of capital expenditures can be carried forward from 1995 to 1996), with any such amount being deemed utilized first in such succeeding calendar year; (ix) except as otherwise permitted under the Credit Agreement, to make any voluntary payments, prepayments, acquire for value, redeem or exchange, among other things, any 11-3/4% Notes, any of the Debentures, or any Refinancing Indebtedness, or to make certain amendments to the 11-3/4% Notes, the Borrowers' or their respective subsidiaries' respective certificates of incorporation and by-laws, or to certain other agreements; (x) with certain exceptions, to have any subsidiaries other than Containers and Plastics with respect to Silgan, C-W Can and SCCW Can with respect to Containers, and Canadian Holdco and Express with respect to Plastics; (xi) with certain exceptions, to permit its respective subsidiaries to issue capital stock; (xii) to permit its respective subsidiaries to create limitations on the ability of any such subsidiary to (a) pay dividends or make other distributions,
(b) make loans or advances, or (c) transfer assets; (xiii) to engage in any business other than the packaging business; and (xiv) to designate indebtedness as "Designated Senior Indebtedness" for purposes of the 11-3/4% Notes or any Refinancing Indebtedness issued by Silgan.

             The Credit Agreement requires that Silgan own not less than 90% of the outstanding common stock of Containers and Plastics and 100% of all other outstanding capital stock of Containers and Plastics.

             The Credit Agreement requires that the ratio of Consolidated Current Assets (as defined below) to Consolidated Current Liabilities (as defined below) may not, at any time, be less than 1.75:1, and that the ratio of EBITDA (as defined below) to Interest Expense (as defined below) may not be, for any period of four consecutive fiscal quarters (beginning with the period of four consecutive fiscal quarters ending December 31, 1995) (in each case, taken as one accounting period) ended during a period set forth below, less than the ratio set forth opposite such period below:

                     Period                                         Ratio
                     ------                                         -----

   Fiscal quarter ending December 31, 1995........................  1.65:1
   Fiscal quarter ending March 31, 1996...........................  1.65:1
   Fiscal quarter ending June 30, 1996............................  1.70:1
   Fiscal quarter ending September 30, 1996.......................  1.75:1
   Fiscal quarter ending December 31, 1996........................  1.80:1
   Fiscal quarter ending March 31, 1997...........................  1.80:1
   Fiscal quarter ending June 30, 1997............................  1.80:1
   Fiscal quarter ending September 30, 1997.......................  1.80:1
   Fiscal quarter ending December 31, 1997........................  1.90:1
   Fiscal quarter ending March 31, 1998...........................  1.90:1
   Fiscal quarter ending June 30, 1998............................  1.90:1
   Fiscal quarter ending September 30, 1998.......................  1.90:1
   Fiscal quarter ending December 31, 1998........................  2.00:1
   Fiscal quarter ending March 31, 1999...........................  2.00:1
   Fiscal quarter ending June 30, 1999............................  2.00:1

   Fiscal quarter ending September 30, 1999.......................  2.00:1
   Fiscal quarter ending December 31, 1999........................  2.20:1
   Fiscal quarter ending March 31, 2000...........................  2.20:1
   Fiscal quarter ending June 30, 2000............................  2.20:1
   Fiscal quarter ending September 30, 2000.......................  2.20:1
   Fiscal quarter ending December 31, 2000........................  2.40:1
   Fiscal quarter ending March 31, 2001...........................  2.40:1
   Fiscal quarter ending June 30, 2001............................  2.40:1
   Fiscal quarter ending September 30, 2001.......................  2.40:1
   Fiscal quarter ending December 31, 2001........................  2.50:1 and each fiscal quarter thereafter

In addition, the Credit Agreement requires that the Leverage Ratio (as defined below) for any Test Period (as defined below) ended on the last day of a fiscal quarter set forth below is not permitted to exceed the ratio set forth opposite such fiscal quarter below:

                     Date                                           Ratio
                     ----                                           -----

   Fiscal quarter ending December 31, 1995........................  5.10:1
   Fiscal quarter ending March 31, 1996...........................  5.10:1
   Fiscal quarter ending June 30, 1996............................  5.10:1
   Fiscal quarter ending September 30, 1996.......................  5.10:1
   Fiscal quarter ending December 31, 1996........................  4.60:1
   Fiscal quarter ending March 31, 1997...........................  4.60:1
   Fiscal quarter ending June 30, 1997............................  4.60:1
   Fiscal quarter ending September 30, 1997.......................  4.60:1
   Fiscal quarter ending December 31, 1997........................  4.30:1
   Fiscal quarter ending March 31, 1998...........................  4.30:1
   Fiscal quarter ending June 30, 1998............................  4.30:1
   Fiscal quarter ending September 30, 1998.......................  4.30:1
   Fiscal quarter ending December 31, 1998........................  4.00:1
   Fiscal quarter ending March 31, 1999...........................  4.00:1
   Fiscal quarter ending June 30, 1999............................  4.00:1
   Fiscal quarter ending September 30, 1999.......................  4.00:1
   Fiscal quarter ending December 31, 1999........................  3.75:1
   Fiscal quarter ending March 31, 2000...........................  3.75:1
   Fiscal quarter ending June 30, 2000............................  3.75:1
   Fiscal quarter ending September 30, 2000.......................  3.75:1
   Fiscal quarter ending December 31, 2000........................  3.50:1
   Fiscal quarter ending March 31, 2001...........................  3.50:1
   Fiscal quarter ending June 30, 2001............................  3.50:1
   Fiscal quarter ending September 30, 2001.......................  3.50:1
   Fiscal quarter ending December 31, 2001........................  3.00:1 and each fiscal quarter thereafter


             "Consolidated Current Assets" means the current assets of Holdings and its subsidiaries determined on a consolidated basis, provided that the unused amounts of commitments for Revolving Loans are included as current assets of Holdings in making such determination.

             "Consolidated Current Liabilities" means the current liabilities of Holdings and its subsidiaries determined on a consolidated basis, provided that the current portion of loans under the Credit Agreement, the current portion of any loans made by Silgan to Containers or Plastics, and accrued interest on the current portion of loans under the Credit Agreement, the 11-3/4% Notes, the Debentures or any Refinancing Indebtedness from the last regularly scheduled interest payment date shall not be considered current liabilities for the purposes of making such determination.

             "EBIT" means for any period the consolidated net income of Holdings and its subsidiaries, before interest expense and provision for taxes and without giving effect to any extraordinary noncash gains or extraordinary noncash losses and gains or losses from sales of assets (other than sales of inventory in the ordinary course of business), or any noncash adjustments resulting from changes in value of employee stock options.

             "EBITDA" means for any period, EBIT, adjusted by adding thereto the amount of all depreciation and all amortization of intangibles (including covenants not to compete), goodwill and loan fees that were deducted in arriving at EBIT for such period.

             "Indebtedness" means, as to any person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such person for borrowed money or for the deferred purchase price of property or services, (ii) the face amount of all letters of credit issued for the account of such person and all drafts drawn thereunder, (iii) all liabilities secured by any lien on any property owned by such person, whether or not such liabilities have been assumed by such person, (iv) the aggregate amount required to be capitalized under leases under which such person is the lessee and (v) all contingent obligations of such person.

             "Interest Expense" means, for any period, the total consolidated interest expense of Holdings and its subsidiaries for such period (without giving effect to any amortization of upfront fees and expenses in connection with any debt issuance).

             "Interest Reduction Discount" means initially zero, and, from and after September 30, 1996, the percentage set forth in clause (A), (B), (C), (D),
(E) or (F) below to the extent applicable:

             (A) 1/4 of 1% if, but only if, the Modified Leverage Ratio for the current Test Period is less than or equal to 3.75:1.00;

             (B) 1/2 of 1% if, but only if, the Modified Leverage Ratio for the current Test Period is less than or equal to 3.375:1.00;

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             (C) 3/4 of 1% if, but only if, the Modified  Leverage Ratio for the current Test Period is less than or equal to 3.00:1.00;

             (D) 1% if, but only if, the Modified Leverage Ratio for the current Test Period is less than or equal to 2.625:1.00;

             (E) 1-1/4% if, but only if, the Modified Leverage Ratio for the current Test Period is less than or equal to 2.25:1.00;

             (F) 1-1/2% if, but only if, the Modified Leverage Ratio for the current Test Period is less than or equal to 1.875:1.00;

             Notwithstanding  anything to the contrary above in this definition,
(i) if Silgan's long-term Indebtedness receives a stated "senior implied" rating of at least BBB- from Standard & Poor's Ratings Group or at least Baa3 from Moody's Investors Service, Inc., then from the date that is the first business day of the fiscal quarter of Silgan following the fiscal quarter containing the first date that either such rating is announced and for so long as such rating remains in effect, the Interest Reduction Discount will be 1-1/2% and (ii) the Interest Reduction Discount will be reduced to zero at all times when a default or an event of default under the Credit Agreement exists.

             "Letter of Credit Outstandings" means, at any time, the sum of (i) the aggregate stated amount of all outstanding letters of credit issued under the Credit Agreement and (ii) the amount of all unpaid drawings for letters of credit issued under the Credit Agreement.

             "Leverage Ratio" means, for any period, the ratio of (x) the sum of
(I) Total Indebtedness (excluding Revolving Outstandings) as of the last day of such period plus (II) the Revolving Outstandings on the December 31st immediately preceding the last day of such period (or, in the case of a Test Period ended on December 31 in any fiscal year, the Revolving Outstandings on such December 31) to (y) EBITDA for then the most recently ended Test Period.

             "Modified Leverage Ratio" means, at any time, the ratio of (x) the sum of (I) Total Consolidated Term Debt at such time plus (II) the Revolving Outstandings on the December 31st immediately preceding the last day of the applicable period (or, in the case of a Test Period ended on December 31 in any fiscal year, the Revolving Outstandings on such December 31) to (y) EBITDA for the then most recently ended Test Period.

             "Refinancing Indebtedness" means (i) any Indebtedness incurred as permitted by the Credit Agreement the proceeds of which are used to refinance, redeem or repay outstanding 11-3/4% Notes, Debentures and/or any Refinancing Indebtedness previously issued by Holdings or (ii) any Indebtedness of Holdings incurred

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pursuant to the Holdings  Guaranty the proceeds of which are used to  refinance, redeem or repay outstanding Debentures.

             "Revolving Outstandings" means, at any time, the sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding plus the aggregate amount of all Letter of Credit Outstandings at such time.

             "Test Period" shall mean each period of four consecutive fiscal quarters of Holdings (in each case taken as one accounting period), provided that the first Test Period shall end on December 31, 1995.

             "Total Consolidated Term Debt" means, at any time, the sum of (1) the aggregate principal amount of Term Loans then outstanding, (2) the aggregate accreted principal amount of Debentures then outstanding, (3) the aggregate principal amount of 11-3/4% Notes then outstanding, (4) the aggregate principal amount (or accreted amount if issued at a discount) of all Refinancing Indebtedness then outstanding, (5) the aggregate principal amount of all Indebtedness then outstanding that was assumed in connection with an acquisition permitted under the Credit Agreement, and (6) the aggregate principal amount of certain promissory notes then outstanding that were issued by Holdings pursuant to the Holdings Guaranty which notes provide for the current payment of interest in cash.

             "Total Indebtedness" means the aggregate Indebtedness of Holdings and its subsidiaries determined on a consolidated basis, provided that, in making such determination, Indebtedness consisting of capitalized lease obligations existing as of the effective date of the Credit Agreement or permitted to be incurred pursuant to the Credit Agreement are excluded.

             For purposes of the various computations under the Credit Agreement, including the ratio of EBITDA to Interest Expense and the Leverage Ratio, (i) all computations utilize accounting principles in conformity with those used to prepare the statements of consolidated and consolidating financial condition of Holdings and its subsidiaries and Silgan and its subsidiaries at December 31, 1994 and the related consolidated and consolidating statements of income and cash flow of Holdings and its subsidiaries and Silgan and its subsidiaries for the fiscal year ended December 31, 1994, as audited by Ernst & Young, and (ii) no effect is given to certain other matters as provided in the Credit Agreement.

             The ability of Holdings to take certain actions is restricted or limited pursuant to the terms of the Second Amended and Restated Guaranty, dated as of June 30, 1989, as amended and restated as of June 18, 1992, as further amended and restated as of December 21, 1993, and as further amended and restated as of August 1, 1995, made by Holdings in favor of the Banks, Bankers Trust, as Administrative Agent and as a Co-Arranger, and Bank of

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America, as Documentation Agent and as a Co-Arranger (the "Holdings  Guaranty").
The Holdings Guaranty restricts or limits Holdings' ability to, among other things: (i) create certain liens, (ii) incur additional indebtedness, except that, among other things, Holdings may incur unsecured subordinated Indebtedness the proceeds of which are used to refinance, redeem or repay its Debentures or any Refinancing Indebtedness of Holdings, (iii) consolidate, merge or sell its assets and purchase or lease assets, except that Holdings may merge with Silgan to the extent that such merger is permitted under the Credit Agreement, (iv) pay dividends, except that, among other things, Holdings may pay dividends to the holders of its common stock in amounts and at the times as provided in the Credit Agreement after the consummation of a registered public equity offering by Holdings, (v) make loans or advances, except that, among other things, Holdings may make advances to Silgan as permitted under the Credit Agreement, and (vi) engage in any business other than holding Silgan's common stock and certain other limited matters permitted by the Holding Guaranty.

             Events of Default. Events of default under the Credit Agreement include, with respect to each of the Borrowers, as the case may be, among others: (i) the failure to pay any principal on the Term Loans or the Revolving Loans, the failure to reimburse drawings under any letters of credit when due or the failure to pay within two business days after the date such payment is due interest on the Term Loans, the Revolving Loans or any unpaid drawings under any letter of credit or any fees or other amounts owing under the Credit Agreement;
(ii) subject to certain limited exceptions, any failure to pay amounts due under certain other agreements or any defaults that result in or permit the acceleration of certain other indebtedness; (iii) subject to certain limited exceptions, the breach of any covenants, representations or warranties contained in the Credit Agreement or any related document; (iv) certain events of bankruptcy, insolvency or dissolution; (v) the occurrence of certain judgments, writs of attachment or similar process against any of the Borrowers or any of their respective subsidiaries; (vi) the occurrence of certain ERISA related liabilities; (vii) a default under or invalidity of the guarantees (including an event of default under the Holdings Guaranty) or of the security interests granted to the Banks pursuant to the Credit Agreement; (viii) the failure of Holdings to own 100% of the capital stock of Silgan; and (ix) a Change of Control (as defined in the Credit Agreement) shall occur; and (x) the requirement that Silgan repurchase 25% or more of the aggregate principal amount of the Secured Notes then outstanding or any 11-3/4% Note or that Holdings repurchase any Debenture, in any case as a result of a Change of Control (as defined in the agreements and indentures relating thereto).

             Upon the occurrence of any event of default under the Credit Agreement, the Banks are permitted, among other things, to accelerate the maturity of the Term Loans and the Revolving Loans and all other outstanding indebtedness under the Credit Agreement and terminate their commitment to make any further Revolving Loans or to issue any letters of credit.

             In connection with the Credit Agreement, the Banks (including Bankers Trust) received certain fees amounting to $17.2 million.


Item 7:  Financial Statements and Exhibits.

             (a) and (b)  Financial Statements of Business Acquired and
                              Pro Forma Financial Information

             It is impracticable at this time to file the financial statements and pro forma financial information required to be filed pursuant to Item 7 of Form 8-K. Such financial statements and pro forma financial information will be filed, as soon as practicable, but not later than 60 days from the date hereof.

             (c)  Exhibits

             (1) Asset Purchase Agreement, dated as of June 2, 1995, between American National Can Company and Silgan Containers Corporation.

             (2) Credit Agreement, dated as of August 1, 1995, among Silgan Corporation, Silgan Containers Corporation, Silgan Plastics Corporation, various banks, Bankers Trust Company, as Administrative Agent and as a Co-Arranger, and Bank of America Illinois, as Documentation Agent and as a Co-Arranger.

             (3) Second Amended and Restated Guaranty, dated as of June 18, 1992, as amended and restated as of December 21, 1993, and as further amended and restated as of August 1, 1995, made by Silgan Corporation, Silgan Containers Corporation and Silgan Plastics Corporation.

             (4) Second Amended and Restated Guaranty, dated as of June 30, 1989, as amended and restated as of June 18, 1992, as further amended and restated as of December 21, 1993, and as further amended and restated as of August 1, 1995, made by Silgan Holdings Inc. (incorporated by reference to
Exhibit 4 to Holdings' Current Report on Form 8-K, dated August 14, 1995).

             In accordance with Item 601(b)(2) of Regulation S-K, the schedules, exhibits and annexes referenced in the Purchase Agreement, the Credit Agreement, and the Guaranties referenced above have not been filed as part of the exhibits to this Form 8- K. The Registrant agrees to furnish supplementary a copy of the omitted schedules, exhibits and annexes to the Commission upon request.

                                   SIGNATURES


             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SILGAN CORPORATION


                                       By:/s/ Harley Rankin, Jr.
                                          ----------------------
                                          Harley Rankin, Jr.
                                          Executive Vice President,
                                          Chief Financial Officer
                                          and Treasurer

Date:  August 14, 1995

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